SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Osteotech, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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On October 6, 2010, Osteotech, Inc. issued the following news release.

Contacts
	Company:	Mark H. Burroughs
FOR IMMEDIATE RELEASE		(732) 542-2800
	Investors:	Jennifer Beugelmans
(646) 596-7473
	Media:	Dan Budwick
(973) 271-6085
October 6, 2010
Osteotech Announces Special Meeting of Stockholders to Approve Sale to Medtronic
Osteotech, Inc. (NASDAQ: OSTE), a leader in the emerging field of biologic products for regenerative healing, announced today that a record date and a special meeting date have been established for Osteotech’s stockholders to vote on the proposal to adopt the previously announced merger agreement by and among Osteotech, Medtronic, Inc. (“Medtronic”), Medtronic Sofamor Danek, Inc., a wholly owned direct subsidiary of Medtronic (“MSD”), and England Merger Corporation, a wholly owned direct subsidiary of MSD (“Merger Sub”). The merger agreement provides that Merger Sub will be merged with and into Osteotech, with Osteotech continuing as the surviving corporation, and becoming a wholly owned subsidiary of MSD and a wholly owned indirect subsidiary of Medtronic.
Osteotech stockholders of record at the close of business on October 8, 2010 will be entitled to notice of the special meeting and to vote on the adoption of the merger agreement. The special meeting is scheduled to be held on Tuesday, November 9, 2010 at 9:00 a.m. Eastern Time at Osteotech’s corporate office located at 51 James Way, Eatontown, New Jersey. The definitive proxy statement for the special meeting will be filed with the Securities and Exchange Commission and first mailed to stockholders on or about October 14, 2010.
About Osteotech
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing biologic solutions for regenerative medicine to support surgeons and their patients in the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech, please go to Osteotech’s website at www.osteotech.com.
Additional Information about the Proposed Transaction and Where You Can Find It
Osteotech intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials in connection with the proposed acquisition of

Osteotech by Medtronic. The definitive proxy statement will be mailed to Osteotech stockholders. Before making any voting or investment decisions with respect to the transaction, investors and stockholders of Osteotech are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, Osteotech and Medtronic. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by accessing Osteotech’s website at www.osteotech.com or by writing Osteotech to the attention of the Assistant Secretary at 51 James Way, Eatontown, New Jersey, 07724.
Information Regarding Participants
Osteotech, Medtronic and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Osteotech stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Osteotech stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 16, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronics’s website at www.Medtronic.com and clicking on the Investors link. You can find information about Osteotech’s executive officers and directors in its definitive proxy statement filed with the SEC August 3, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov or by accessing Osteotech’s website at www.osteotech.com or by writing Osteotech to the attention of the Assistant Secretary at 51 James Way, Eatontown, New Jersey, 07724.
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